UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 19, 2019, MGM Growth Properties LLC (“MGP”), a subsidiary of MGM Resorts International (the “Company”) commenced an underwritten follow-on public offering of 24,000,000 of its Class A shares representing limited liability company interests pursuant to a Registration Statement on Form S-3 filed by MGP on May 18, 2017 (the “Offering”). MGP expects that it will issue and sell 12,000,000 shares directly to the underwriters at closing and that the underwriters will purchase 12,000,000 shares from certain financial institutions acting as forward purchasers under certain forward sale agreements. As part of the Offering, MGP also intends to grant the underwriters a 30-day overallotment option to purchase up to an additional 3,600,000 Class A shares.

In connection with the Offering, MGP disclosed certain information relating to a potential joint venture transaction with the Company to prospective investors in a preliminary prospectus supplement dated November 19, 2019. The Company is filing herewith such information, in the general form presented in MGP’s preliminary prospectus supplement, as Exhibit 99.1 to this Form 8-K, and such information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	Excerpts from preliminary prospectus supplement of MGM Growth Properties LLC, dated November 19, 2019.

104	The cover page from the Registrant’s current report on Form 8-K dated November 19, 2019 has been formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2019

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Chief Corporate Counsel & Assistant Secretary

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